UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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LANTRONIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Lantronix, Inc.

167 Technology Drive

Irvine, California 92618

www.lantronix.com

October 15, 2013

Dear Fellow Stockholder:

You are cordially invited to attend the 2013 annual meeting of stockholders of Lantronix, Inc., a Delaware corporation, which will be held at our corporate headquarters located at 167 Technology Drive, Irvine, California 92618 on November 19, 2013 at 9:00 a.m., Pacific Standard Time.

Details of the business to be conducted at the annual meeting are included in the attached Notice of the 2013 Annual Meeting of Stockholders and Proxy Statement.

At the meeting, in addition to discussing the matters described in the proxy statement, I, along with our Chief Executive Officer and President, Kurt Busch, will report on our achievements during the 2013 fiscal year and discuss our plans for continued growth and success.

It is important that your shares be represented at the meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to complete a proxy as promptly as possible — by Internet, telephone or mail — so that your shares will be voted at the annual meeting. This will not limit your right to vote in person or to attend the meeting.

We look forward to seeing you at the upcoming Annual Meeting of Stockholders.

Sincerely, /s/ Bernhard Bruscha Bernhard Bruscha Chairman of the Board

LANTRONIX, INC.

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 19, 2013

Dear Stockholder:

We hereby notify you that we are holding the 2013 annual meeting of stockholders for Lantronix, Inc. at our corporate headquarters located at 167 Technology Drive, Irvine, California 92618, on Tuesday, November 19, 2013, at 9:00 a.m., Pacific Standard Time, for the following purposes:

1.	To elect five (5) directors to the board of directors, each to serve until our next annual meeting of stockholders, and until his successor is duly elected and qualified, or until his earlier resignation or removal;

2.	To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent registered public accountants for the fiscal year ending June 30, 2014;

3.	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers;

4.	To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to our named executive officers; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The foregoing proposals are more fully described in the proxy statement accompanying this notice. Stockholders of record who owned our common stock at the close of business on September 30, 2013 are entitled to attend and vote at the annual meeting.

You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the annual meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience if you choose to submit your proxy by mail. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors, /s/ Kurt E. Scheuerman
Irvine, California	Kurt E. Scheuerman
October 15, 2013	Vice President, General Counsel and Secretary

LANTRONIX, INC.

PROXY STATEMENT FOR THE

2013 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT FOR

2013 ANNUAL MEETING OF STOCKHOLDERS

We cordially invite you to attend the 2013 annual meeting of stockholders (the “Annual Meeting”) for Lantronix, Inc. (the “Company,” “we,” “us,” or “our”). This proxy statement is being furnished by and on behalf of our board of directors (the “Board”) in connection with the solicitation of proxies to be voted at the Annual Meeting. In this proxy statement we refer to the fiscal year ended June 30, 2013 as the 2013 fiscal year. The Annual Meeting will be held at 9:00 a.m., Pacific Standard Time on November 19, 2013 at the Company’s corporate headquarters, located at 167 Technology Drive, Irvine, California 92618. This Proxy Statement describes issues on which the Company would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to stockholders is October 15, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

This proxy statement and our 2013 Annual Report for the fiscal year ended June 30, 2013 are available on the Internet at www.proxyvote.com.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers are intended to briefly address potential questions regarding this proxy statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission, or the SEC. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the proxy statement or the Annual Meeting, please contact our Corporate Secretary using the contact information provided in this proxy statement.

Where and when will the Annual Meeting be held?

The date, time and place of the meeting are:
November 19, 2013
9:00 a.m. (Pacific Standard Time)
Lantronix Headquarters
167 Technology Drive, Irvine, California 92618

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

If you share an address with another stockholder, you may receive only one set of proxy materials unless you have provided instructions to the contrary. If you wish to receive a separate set of proxy materials now, please send your request to: Lantronix, Inc., 167 Technology Drive, Irvine, California 92618, Attention: Corporate Secretary, or contact our Corporate Secretary by phone at (949) 453-3990. A separate set of proxy materials will be sent promptly following receipt of your request. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Who can vote?

You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on September 30, 2013 (the “Record Date”). As of the Record Date, there were a total of 14,579,764 shares of our common stock outstanding and entitled to vote at the Annual Meeting. You have one vote for each share of common stock that you own.

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How are votes counted?

We will convene the Annual Meeting if stockholders representing the required quorum of shares of common stock entitled to vote either sign and return their paper proxy cards, authorize a proxy to vote electronically or telephonically or attend the meeting. A majority of the shares of common stock entitled to vote at the meeting present in person or by proxy will constitute a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes (which occur when a brokerage firm has not received voting instructions from the beneficial owner on a non-routine matter, as defined by the New York Stock Exchange (the “NYSE”)), as well as abstentions, will also be considered present for the purpose of determining whether we have a quorum.

Your shares may be voted on Proposal 2 if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the NYSE rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. Proposal 2 is considered a routine matter for which brokerage firms may vote shares for which they did not receive instructions from beneficial owners. Proposals 1, 3 and 4 are not considered routine matters and therefore, if you do not provide voting instructions to your brokerage firm as described below, no vote for your shares will be cast with respect to these proposals.

For purposes of Proposal 1, abstentions and broker non-votes, if any, will be entirely excluded from the vote and will not be counted in determining the outcome of a director’s election. For purposes of Proposals 2, 3 and 4, abstentions will be treated as shares present in person or represented by proxy and entitled to vote at the Annual Meeting, so abstaining has the same effect as votes against the proposal, and broker non-votes, if any, will not be counted in determining the outcome of the proposal.

What vote is required to elect a director?

A director nominee must receive the affirmative vote of a majority of the votes cast with respect to that nominee to be elected. In other words, the number of shares voted “for” a director must exceed the number of votes cast “against” that director’s election. Votes cast will exclude abstentions and broker non-votes with respect to that director’s election.

What happens if a majority of the votes cast are not voted in favor of a nominee?

Pursuant to the procedures established by the Corporate Governance and Nominating Committee of the Board, each incumbent director has submitted to the Chairman of the Corporate Governance and Nominating Committee in writing such director’s irrevocable resignation which will be effective upon (i) the failure of such director to receive the required vote at any annual or special meeting at which such director is nominated for re-election and (ii) Board acceptance of the resignation. If a nominee fails to receive a majority of the votes cast in the director election, the Corporate Governance and Nominating Committee will make a recommendation to the Board whether to accept or reject the director’s resignation and whether any other action should be taken. If a director’s resignation is not accepted, that director will continue to serve until our next annual meeting and his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. If the Board accepts the director’s resignation, it may, in its sole discretion, either fill the resulting vacancy or decrease the size of the Board to eliminate the vacancy.

What is the required vote for approval of Proposals 2 and 3?

Approval and adoption of Proposals 2 and 3 will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

What is the required vote for Proposal 4?

Approval and adoption of Proposal 4 will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. If none of the frequency options of Proposal 4 (whether to hold the advisory vote on executive compensation every one, every two or every three years) receives a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by our stockholders.

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How do I vote?

For each proposal, you may vote “For” or “Against,” or abstain from voting. The procedures for voting are described below, based upon your form of ownership.

Stockholder of Record: shares registered in your name

If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, vote by proxy on the Internet or vote by proxy over the telephone. The procedures for voting by proxy are as follows:

•	To vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly in the envelope provided.

•	To vote by proxy on the Internet, go to www.proxyvote.com and follow the instructions provided. Please have your proxy card in hand when accessing the website, as it contains a 12-digit control number required to vote.

•	To vote by proxy over the telephone, dial the toll-free phone number listed on your proxy card under the heading “Vote by Phone” (1-800-690-6903) using a touch-tone phone and follow the recorded instructions. Please have your proxy card in hand when calling, as it contains a 12-digit control number required to vote.

You can authorize a proxy to vote by telephone or via the Internet at any time prior to 11:59 p.m. Pacific Standard Time, November 18, 2013, the day before the Annual Meeting.

We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: shares registered in the name of your broker, bank or other nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. To ensure that your vote is counted, simply complete and mail the proxy card or, if provided by your nominee, follow the instructions for submitting your proxy through the Internet or by phone. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee in whose name the shares are registered. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form.

How does the Board recommend that I vote?

The Board recommends that you vote your shares “FOR” each of the nominees for election to the Board, “FOR” proposals 2 and 3, and “ONE YEAR” on proposal 4 relating to the frequency of advisory votes on our executive compensation.

What if other matters come up at the Annual Meeting?

The only matters we know of as of now that will be voted on at the Annual Meeting include the proposals we have described in this proxy statement: (i) the election of five directors, (ii) the ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent registered public accountants for the fiscal year ending June 30, 2014, (iii) an advisory vote on our executive compensation, and (iv) an advisory vote on the frequency of the advisory stockholder vote on our executive compensation. If other matters are properly presented at the meeting, the proxies designated in the proxy cards will vote your shares in their discretion.

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Can I change my vote after I submit my proxy?

Yes. At any time before the vote on a proposal, you can change your vote either by executing or authorizing, dating and delivering to us a new proxy via the Internet, by telephone or mail prior to the Annual Meeting, by giving us a written notice revoking your proxy card or by attending the Annual Meeting and voting your shares in person. Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously given by you. If you have instructed your nominee to vote your shares, you must follow directions received from your nominee to change those instructions. We will honor the proxy card or authorization with the latest date.

Proxy revocation notices should be sent to Lantronix, Inc., 167 Technology Drive, Irvine, California 92618, Attention: Corporate Secretary.

Can I vote in person at the Annual Meeting rather than by authorizing a proxy holder?

Yes. Although we encourage you to complete and return a paper proxy card or authorize a proxy holder to vote telephonically or electronically via the Internet, to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person even if you have submitted a paper proxy card or authorized a proxy holder electronically or telephonically.

How will my shares be voted?

Any proxy that you return properly completed and that is not revoked will be voted as you direct. If you are a shareholder of record and you indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board or if you sign and return a proxy card without giving specific instructions, then the persons designated as proxy holders in the accompanying proxy card(s) will vote “FOR” the election of all of the nominees for director; “FOR” the proposal to ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent registered public accountants for the fiscal year ending June 30, 2014; “FOR” the approval, on an advisory basis, of our existing executive compensation arrangements; and “ONE YEAR” on the resolution relating to the frequency of advisory votes on our executive compensation. If you are a beneficial owner of shares of our common stock and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, then the organization that holds your shares will vote your shares as described above under the heading “How do I vote?”

In the event any director nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the enclosed proxy card(s) will vote for the election of such person or persons as may be designated by the present Board. As to any other business or matters which might otherwise properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment, although we do not presently know of any such other business.

How can I get electronic access to proxy materials?

The notice of annual meeting, this proxy statement and our Annual Report to Shareholders are available on the Internet at www.proxyvote.com.

Who will count the votes?

Representatives of Computershare Shareowner Services, LLC will count the votes and will serve as the independent inspector of election.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

Stockholder Proposals Under Rule 14a-8. In order for a stockholder proposal to be eligible for inclusion in our proxy statement under SEC rules for the 2014 annual meeting, the written proposal must be received by our Corporate Secretary at our offices no later than the close of business on June 17, 2014 and must comply with the requirements of the rules established by the SEC under Rule 14a-8. Proposals should be addressed to: Lantronix, Inc., 167 Technology Drive, Irvine, California 92618, Attention: Corporate Secretary.

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Stockholder Proposals Under the Company’s Amended and Restated Bylaws. Currently, our Amended and Restated Bylaws (the “Bylaws”) provide that in order for a stockholder proposal to be submitted at the 2014 annual meeting, including nominations for candidates for election as directors, written notice to our Corporate Secretary of such proposal must be received at our executive offices:

•	not earlier than July 22, 2014; and

•	not later than August 21, 2014.

If the date of the stockholder meeting is moved more than 30 days before or 70 days after the first anniversary of our 2013 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

•	70 days prior to the meeting; and

•	10 days after public announcement of the meeting date.

The stockholder proposal submission requirements set forth in our Bylaws are independent of, and in addition to, the notice requirements under SEC Rule 14a-8, as discussed above, for inclusion of a stockholder proposal in our proxy materials.

Our Bylaws require that a stockholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our Bylaws will not be entertained at the 2014 Annual Meeting. Stockholders should contact the Corporate Secretary in writing at 167 Technology Drive, Irvine, CA 92618 to obtain additional information as to the proper form and content of stockholder nominations or proposals.

Who pays for this proxy solicitation?

We do. In addition to sending you these proxy materials, some of our employees may contact you by mail, telephone, facsimile, email or personal solicitation. None of these employees will receive any extra compensation for doing this. We will, at our expense, request brokers and other custodians, nominees, and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to beneficial ownership of our common stock as of October 7, 2013 by: (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock based on filings pursuant to Sections 13(d) or (g) of the Exchange Act; (ii) each of our current directors and nominees for director; (iii) each of our current or former executive officers set forth in the Summary Compensation Table (collectively, the “Named Executive Officers”); and (iv) all current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated in the footnotes to the table, and subject to community property laws, where applicable, the persons and entities identified in the table below have sole voting and investment power with respect to all shares beneficially owned. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or warrants held by such person that are exercisable within 60 calendar days of October 7, 2013 but excludes shares of common stock underlying options or warrants held by any other person.

	Beneficial Ownership
Beneficial Owner Name and Address (1)	Number of Shares Owned	Right to Acquire (2)	Total	Percentage Ownership
Greater than 5% Stockholders:
TL Investment GmbH (3) Biesingerstrasse 27 Tübingen, D-72072 Germany	6,115,342	–	6,115,342	41.9%
Mercury Fund X, Ltd. (4) 501 Park Lake Drive McKinney, Texas 75070	758,338	–	758,338	5.2%
Directors and Named Executive Officers:
Bernhard Bruscha, Chairman of the Board (5)	6,115,342	141,158	6,256,500	42.5%
Bruce Edwards, Director	11,000	25,000	36,000	*
Paul Folino, Director	25,000	34,895	59,895	*
Hoshi Printer, Director	4,000	58,750	62,750	*
Kurt Busch, President, Chief Executive Officer and Director	12,460	228,125	240,585	1.6%
Jeremy Whitaker, Chief Financial Officer	23,377	42,291	65,668	*
Daryl Miller, Vice President of Engineering	13,075	113,295	126,370	*
All current executive officers and directors as a group (10 persons)	6,205,254	693,514	6,898,768	45.2%

____________

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.
(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o Lantronix, Inc., 167 Technology Drive, Irvine, California 92618.
(2)	Represents shares of common stock issuable upon exercise of stock options within 60 days of October 7, 2013.
(3)	Based upon information contained in a Form 4 filed by TL Investment GmbH with the Securities and Exchange Commission on November 30, 2012. Includes 6,115,342 shares held by TL Investment GmbH, with respect to which Mr. Bruscha has sole voting and investment power.
(4)	Based upon information contained in a Schedule 13G filed jointly by Mercury Fund X, Ltd., Mercury Ventures II, Ltd., Mercury Management and Kevin Howe with the Securities and Exchange Commission on May 20, 2013. Mr. Howe exercises voting and disposition power over such shares on behalf of Mercury Management, the General Partner of Mercury Ventures II, which is the General Partner of Mercury X, which owns all of the listed shares of Common Stock.
(5)	Includes an aggregate of 6,115,342 shares held by TL Investment GmbH of which Mr. Bruscha is the sole owner.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and certain officers and persons who own more than 10% of our outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the reports that were filed and written representations that such reports accurately reflect all reportable transactions and holdings, we believe that all forms required to be filed by Section 16(a) during the 2013 fiscal year were filed on a timely basis.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of 2013 fiscal year end (June 30, 2013):

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	2,298,619	$2.61	3,694,320

Equity compensation plans not approved by security holders (2)	6,003	$3.21	–
Total	2,304,622	$2.63	3,694,320

________

(1)	The number of securities to be issued upon exercise of outstanding options includes shares subject to outstanding stock options under the 2000 Stock Incentive Plan (the “2000 Plan”) and the Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”). The number of securities remaining available for future issuance includes (i) 2,394,320 shares available for future grant under the 2010 Plan; and (ii) 1,300,000 shares reserved for issuance under the Lantronix, Inc. 2013 Employee Stock Purchase Plan. Options outstanding under the 2000 Plan and the 2010 Plan that expire without having been exercised in full, or are otherwise forfeited to the Company, will be added to the share reserve of the 2010 Plan.
(2)	Represents shares subject to outstanding stock options under the 2010 Inducement Equity Incentive Plan.

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CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors has established Corporate Governance Guidelines that it follows in matters of corporate governance. The following summary provides some highlights of those guidelines, which is posted under the “About Us – Investor Relations” section of our website at www.lantronix.com.

Nomination of Director Candidates

The Corporate Governance and Nominating Committee considers candidates for Board membership, and recommends director nominees to the Board for consideration and approval. There are no specific minimum qualifications that a director must possess to be nominated. However, the Corporate Governance and Nominating Committee assesses the appropriate skills and characteristics of a nominee based on the composition of the Board as a whole and based on the nominee’s qualifications, such as independence, skills, age and experience in such areas as operations, finance, marketing and sales. See also “Criteria for Director Nominees and Board Diversity” below.

The Corporate Governance and Nominating Committee also will consider qualified candidates for director nominees suggested by our stockholders. Stockholders can suggest qualified candidates for director nominees by submitting the candidate’s name and qualifications in writing to us at the following address: Lantronix, Inc., 167 Technology Drive, Irvine, California 92618, Attention: Corporate Secretary. The Corporate Governance and Nominating Committee will consider such suggestions for candidates for Board membership, but it is not obligated to include them on our slate of nominees for directors. The Corporate Governance and Nominating Committee does not intend to evaluate candidates proposed by stockholders any differently than other candidates.

Director Independence

Our Corporate Governance Guidelines require that a majority of our directors meet the criteria for independence set forth under applicable securities laws, including applicable rules and regulations of the SEC and applicable rules and regulations of the Nasdaq Stock Market (“Nasdaq”). The Nasdaq listing standards provide that, in order to be considered independent, our Board must determine that each member is free of any relationship that would interfere with his individual exercise of independent judgment. Our Board has reviewed the relationships between us, including our subsidiaries and affiliates, and each Board member. In addition, the Board considered various relationship categories including amount of stock ownership, and commercial, industrial, banking, consulting, legal, accounting or auditing, charitable and familial relationships, as well as a range of individual circumstances. Based on its review, the Board has affirmatively determined that none of Bernhard Bruscha, Bruce Edwards, Paul Folino or Hoshi Printer currently has any relationship that would interfere with his exercise of independent judgment and each is “independent” with the foregoing independence standards. Kurt Busch was determined not to be independent based on his service as our Chief Executive Officer. John Rehfeld, who retired from the Board effective November 2012, was also determined to be independent.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board will appoint a Chairman of the Board with the approval of a majority of the directors then in office or as otherwise provided in our Bylaws. While any director (including the Chief Executive Officer or other management director) is eligible for appointment as the Chairman of the Board, the Board’s current preferred governance structure is to have an independent director serve as Chairman of the Board. Accordingly, the Board is currently led by Bernhard Bruscha, our Chairman of the Board, a position separate from our Chief Executive Officer and President, Kurt Busch.

Risk Oversight

While our management has primary responsibility for identifying and mitigating risks, the Board has overall responsibility for oversight of such risks, with a focus on the most significant risks facing the Company. At least annually, management and the Board jointly review our strategic goals and associated risks. Throughout the year, the Board and the committees to which the Board has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.

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The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

•	The Audit Committee oversees our risk policies and processes relating to financial statements and financial reporting, as well as investment, capital structure and compliance risks, and the guidelines, policies and processes for monitoring and mitigating those risks.

•	The Compensation Committee oversees risks associated with our incentive plans, the compensation of executive management, and the effect the compensation structure may have on business decisions.

•	The Corporate Governance and Nominating Committee oversees risks related to our governance structure and the evaluation of individual Board members and committees.

The Board’s risk oversight process builds upon management’s enterprise-wide risk assessment and mitigation processes, which include ongoing monitoring of various risks including those associated with long-term strategy and business operations, regulatory and legal compliance and financial reporting.

Meetings of the Board

During the fiscal year ended June 30, 2013, the Board held 6 meetings. Each director attended at least 75% of the meetings of the Board held during the period of his tenure in the 2013 fiscal year.

Executive Sessions

Although the Chief Executive Officer and other members of senior management are invited to attend meetings of the Board, the members of the Board meet in executive session, without executive management present, in conjunction with each of the regularly scheduled meetings of the Board. Each committee of the Board also meets regularly in executive session without executive management present. In addition, the Audit Committee meets quarterly in executive session with our independent registered accounting firm without executive management present.

Director Attendance at Annual Stockholder Meetings

Under our Corporate Governance Guidelines, the directors are expected to attend our annual meetings of stockholders. All of the directors attended the 2013 annual meeting of stockholders.

Committees of the Board

To facilitate independent director review, and to make the most effective use of the directors’ time and capabilities, the Board has established the following standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The responsibilities of each committee are set forth in a written charter, approved by the Board. Each such charter is available on our website at www.lantronix.com. The Board is permitted to establish other committees from time to time as it deems appropriate.

Current committee membership and the number of meetings of each committee in fiscal 2013 are shown in the table below. Kurt Busch and Bernhard Bruscha are not currently members of any committee. Each of the incumbent directors who were members of a committee attended at least 75% of all meetings held by each committee of the Board on which he served during the period of his tenure in the 2013 fiscal year.

	Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee
Bruce Edwards	Member	Chair	Member
Paul Folino	Member	Member	Chair
Hoshi Printer	Chair	Member	Member
Number of Fiscal 2013 Meetings	4	6	4

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Audit Committee

The Audit Committee is currently composed of three directors, each of whom must be independent and financially sophisticated as those terms are defined under the rules of the Nasdaq listing standards for Audit Committee service. The Board has determined that each of the members of the Audit Committee is “independent” and “financially sophisticated” under the Nasdaq listing standards and that Mr. Printer is an “audit committee financial expert” under the rules of the SEC. The responsibilities of the Audit Committee are included in its written charter, which is posted under the “About Us – Investor Relations” section of our website at www.lantronix.com.

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, the performance of the independent registered public accounting firm, risk assessment and risk management, and finance and investment functions. The Audit Committee also appoints, retains, terminates, determines compensation for, and oversees the independent registered public accounting firm, reviews the scope of the audit by the independent registered public accounting firm, and inquiries into the effectiveness of our accounting and internal control functions. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, internal or external legal, accounting or other advisers as the Audit Committee deems necessary to carry out its duties.

In addition, the Audit Committee assists the Board in overseeing the implementation and monitoring the effectiveness of our Code of Business Conduct and Ethics Policy (“Code of Conduct”). The Audit Committee also reviews, with our management and the independent registered public accounting firm, our policies and procedures with respect to risk assessment and risk management relating to financial statements and financial reporting, as well as investment, capital structure and compliance risk, and the guidelines, policies and processes for monitoring and mitigating those risks. The Audit Committee is also responsible for the review and approval of related party transactions.

Compensation Committee

The Compensation Committee is composed of three directors, each of whom is independent as the term is defined under the rules of the Nasdaq listing standards for compensation committee service. Each of the members of the committee is also a “nonemployee director” as that term is defined under Rule 16b-3 of the Securities and Exchange Act and an “outside director” as that term is defined in Treasury Regulation Section 1.162-27(e)(3). The responsibilities of the Compensation Committee are included in its written charter, which is posted under the “About Us – Investor Relations” section of our website at www.lantronix.com.

The Compensation Committee determines our overall policies on compensation, and determines the compensation of our chief executive officer and other executive officers. In addition, the Compensation Committee administers our equity incentive plans and reviews the philosophy and policies behind, and any material risks created by, the salary, bonus and equity compensation arrangements for all other employees. The Compensation Committee also makes recommendations to the Board with respect to amendments to our equity incentive plans. The Compensation Committee also reviews and recommends to the Board the compensation of directors. The Compensation Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, internal or external legal, compensation, accounting or other advisers as the Compensation Committee deems necessary to carry out its duties.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is composed of three directors, each of whom is independent as the term is defined under the rules of the Nasdaq listing standards. The responsibilities of the Corporate Governance and Nominating Committee are included in its written charter, which is posted under the “About Us – Investor Relations” section of our website at www.lantronix.com.

The Corporate Governance and Nominating Committee makes recommendations to the Board regarding candidates for election as directors and is otherwise responsible for matters relating to the nomination of directors. The Corporate Governance and Nominating Committee assists with the structure and membership of Board committees and corporate governance matters.

The Corporate Governance and Nominating Committee reviews our overall corporate governance as well as Board policies and procedures and recommends improvements as needed. The Corporate Governance and Nominating Committee is also responsible for recommending director nominees for election at each annual meeting of stockholders and for the review and approval of related party transactions, as well as evaluation of the “independence” of directors and director nominees against the independence requirements of the Nasdaq listing standards, SEC rules and other applicable laws. The Corporate Governance and Nominating Committee also oversees the Board and committee self-assessment and director performance evaluation process.

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Criteria for Director Nominees and Board Diversity

The Board believes that it should be composed of directors with diverse, complementary backgrounds, and that directors should, at a minimum, exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields and have the ability to quickly grasp complex principles of business, finance and technology. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our stockholders.

When considering a candidate for director, the Corporate Governance and Nominating Committee takes into account a number of factors, including the following:

•	Independence from management;

•	Depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to our business;

•	Education and professional background;

•	Judgment, skill, integrity and reputation;

•	Existing commitments to other businesses as a director, executive or owner;

•	Personal conflicts of interest, if any;

•	The size and composition of our existing Board; and

•	Diversity of skills, backgrounds, experiences and other qualifications, to meet the Company’s ongoing needs.

In general, candidates who hold or who have held an established executive-level position in a high technology company are preferred. The Board’s consideration of diversity as a criteria for director nominations is primarily focused on evaluating a nominee’s expected contribution to the diversity of skills, background, experiences and perspectives, given the then existing composition of the Board as a whole.

When seeking candidates for director, the Corporate Governance and Nominating Committee may solicit suggestions from incumbent directors, management, stockholders and others. Additionally, the Corporate Governance and Nominating Committee has in the past used, and may continue to use, the services of third party search firms to assist in the identification and analysis of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the Corporate Governance and Nominating Committee will interview that candidate if it believes the candidate might be suitable. The Corporate Governance and Nominating Committee may also ask the candidate to meet with other members of the Board and with management. If the Corporate Governance and Nominating Committee believes a candidate would be a valuable addition to the Board, it may recommend to the Board that candidate’s appointment or election. The Corporate Governance and Nominating Committee applies the same standards of review to all prospective candidates for director, regardless of who initially brings them to the Corporate Governance and Nominating Committee’s attention.

Code of Conduct and Complaint Procedures

We have adopted a Code of Conduct that applies to all of our directors, officers and employees. The Code of Conduct operates as a tool to help our directors, officers and employees understand and adhere to the high ethical standards we expect. The Code of Conduct is posted under the “About Us – Investor Relations” section of our website at www.lantronix.com. Stockholders also may obtain copies at no cost by writing to our Corporate Secretary at our corporate headquarters.

Concerns relating to accounting, internal controls or auditing matters should be brought to the attention of a member of our senior management or the Audit Committee, as appropriate, and are handled in accordance with procedures established by the Audit Committee with respect to such matters.

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Stockholder Communications with Our Board

You may communicate with any director, the entire Board or any committee of the Board by sending a letter to the director, the Board or the committee, addressed to our Corporate Secretary at Lantronix, Inc., 167 Technology Drive, Irvine, California 92618. Unless the letter is marked “confidential,” our Corporate Secretary will review the letter, categorize it and forward it to the appropriate person. Any stockholder communication marked “confidential” will be logged as “received” and forwarded to the appropriate person without review.

Compensation of Non-Employee Directors

Directors who are also employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee. In 2013, we provided the annual compensation described below to directors who are not employees.

Cash Compensation

Effective January 1, 2013, the Board adopted a Non-Employee Director Compensation Policy. Under the Non-Employee Director Compensation Policy, each non-employee director is entitled to receive the following cash compensation for board services, as applicable:

•	$36,000 annual retainer for service as a Board member;

•	$15,000 annual retainer for service as Chairman of the Board; and

•	$10,000 annual retainer for service as chairperson of the Audit Committee, $7,500 annual retainer for service as chairperson of the Compensation Committee and $5,000 annual retainer for service as chairperson of the Corporate Governance and Nominating Committee.

Under the Non-Employee Director Compensation Policy, directors are not paid meeting fees, except that (i) each non-employee director will be paid a meeting fee of $1,000 for each board meeting attended in person or by telephone in excess of twelve meetings during the fiscal year and (ii) each non-employee director will be paid a meeting fee of $1,000 for attending in person or by telephone a meeting of a standing committee of which he or she is a member in excess of twelve meetings per committee during the fiscal year.

Prior to January 1, 2013, each non-employee director received $26,000 cash compensation as an annual payment for his services as a director. The Chairs of the following committees received the following additional annual retainers: Audit Committee, $10,000; Compensation Committee, $7,500; and Corporate Governance and Nominating Committee, $5,000. The annual retainers were based on an expectation of four in-person meetings per year (one per quarter). Directors also received $1,000 for each additional in-person meeting in excess of one meeting per quarter and $500 for each telephonic conference.

Mr. Bruscha, our Chairman of the Board, has waived his right until further notice to receive cash compensation (other than reimbursement of expenses) for serving as a director and as Chairman of the Board.

Stock Option Program

Under the Non-Employee Director Compensation Policy, our non-employee directors will receive initial and annual grants of nonqualified stock options under our 2010 Amended and Restated Stock Incentive Plan, as amended. The Board will make an annual grant of 25,000 stock options to each non-employee director upon election at each annual meeting of stockholders. Options granted to non-employee directors will (i) vest monthly at the rate of 1/12 per month, such that one hundred percent (100%) of the shares will be fully vested on the one (1) year anniversary of the annual meeting date, (ii) have a seven year term, and (iii) have a two-year post-separation exercise period. If a director is appointed at a time other than at the annual stockholders meeting, the number of options and vesting schedule will be pro-rated based upon the amount of time that has elapsed since our most recent annual meeting.

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In accordance with the Non-Employee Director Compensation Policy, on November 12, 2012, each non-employee director was granted an option to purchase 25,000 shares of our common stock at an exercise price of $1.59 per share, with the vesting and expiration terms described above.

Reimbursements

We reimburse our non-employee directors for travel expenses in accordance with our travel and expense policies and procedures. Under the Non-Employee Director Compensation Policy non-employee directors will be reimbursed for their reasonable out of pocket expenses, including travel expenses incurred to attend meetings up to a maximum of $2,000 per meeting requiring travel. In the case of Mr. Bruscha, for the 2013 fiscal year, we agreed to provide a travel stipend of $8,064 to cover expenses relating to in-person meetings for which he traveled to our headquarters.

Non-Employee Director Compensation Table

The table below summarizes the compensation earned by non-employee directors for services during the fiscal year ended June 30, 2013:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Bernhard Bruscha (4)	–	27,103	8,064	35,167
Bruce Edwards (5)	26,339	27,103	–	53,442
Paul Folino	40,000	27,103	–	67,103
Hoshi Printer	45,000	27,103	–	72,103
John Rehfeld (6)	15,289	–	10,000	25,289

________

(1)	For a description of annual non-employee director retainer fees and retainer fees for chair positions, see the narrative disclosure above.
(2)	The dollar value of options shown represents the grant date fair value determined in accordance with FASB ASC Topic 718 pursuant to the Black-Scholes option pricing model, without any adjustment for estimated forfeitures. For a discussion of the valuation assumptions used in the calculations, see Note 5 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, referred to in this proxy statement as our fiscal 2013 Form 10-K.
(3)	The following table shows the total number of stock and option awards outstanding for each person who served as a non-employee director during the fiscal year ended June 30, 2013:

Name	Stock Awards Outstanding (#)	Option Awards Outstanding (#)
Bernhard Bruscha	–	141,158
Bruce Edwards	–	25,000
Paul Folino	–	34,895
Hoshi Printer	–	58,750
John Rehfeld	–	–

(4)	As described in the narrative above, Mr. Bruscha elected not to receive a cash fee for his services on the Board. The amounts listed above for Mr. Bruscha under the column “All Other Compensation” represent a travel stipend earned by Mr. Bruscha during the fiscal year ended June 30, 2013 but not yet paid.
(5)	Mr. Edwards was elected as a non-employee director on November 12, 2012.
(6)	Mr. Rehfeld retired from the Board effective November 12, 2012. In appreciation of Mr. Rehfeld’s long and valued service to the Company, the Board agreed to (i) pay Mr. Rehfeld a lump sum of $10,000, which is listed above for Mr. Rehfeld under the column “All Other Compensation”; and (ii) accelerate the vesting on all unvested stock options and shares of restricted stock held by Mr. Rehfeld.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of five persons. The Corporate Governance and Nominating Committee has recommended to the Board, and the Board has approved, the nomination of the following five nominees for election as directors, each to serve one year terms until the 2014 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier resignation or removal: Bernhard Bruscha, Kurt Busch, Bruce Edwards, Paul Folino and Hoshi Printer.

Each of the nominees presently serves as a director and has served continuously as a director since the date indicated in his biography below. All nominees have consented to be named and have indicated their intent to serve if elected. There are no family relationships between any director and any of our other directors or executive officers. There are no arrangements or understandings between any of the above-referenced director/nominees and any other person pursuant to which any such director/nominee was or is to be elected as a director or nominee.

Information About the Director Nominees

The following table sets forth certain information as of September 30, 2013 concerning the nominees for director:

Name	Age	Director Since	Positions With Lantronix	Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee
Bernhard Bruscha	60	2007	Chairman of the Board	–	–	–
Kurt F. Busch	42	2012	President, Chief Executive Officer and Director	–	–	–
Bruce C. Edwards	59	2012	Director	Member	Chair	Member
Paul F. Folino	68	2012	Director	Member	Member	Chair
Hoshi Printer	71	2010	Director	Chair	Member	Member

Following is a description of the business experience, qualifications, skills and educational background of each of the nominees for director, including their business experience during the past five years:

Bernhard Bruscha has served as Chairman of the Board of the Company from June 1989 to May 2002 and from May 14, 2012 to the present. Mr. Bruscha is a serial entrepreneur who started his career in the 1970s, as one of three founding partners in a computer networking software company and for more than 20 years has successfully founded, grown and sold or merged several technology and other companies. Since May 2002, Mr. Bruscha has served as Chairman of the Supervisory Board of transtec AG, a computer systems manufacturer and direct computer reseller, and he has also been an active designer of software systems. Mr. Bruscha is also Managing Director of TL Investment GmbH and Managing Director of technovest alpha GmbH located in Tübingen, Germany.

Mr. Bruscha’s extensive business, managerial, executive and leadership experience in the technology industry, and having founded several technology distribution and hardware companies, make him a valuable member of the Board.

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Kurt F. Busch has served as our President and Chief Executive Officer since August 2011, and as a member of our Board since November 2012. Mr. Busch served from October 2006 to August 2011 in senior leadership positions at Mindspeed Technologies, a leading supplier of semiconductor solutions for network infrastructure applications. From November 2007 to August 2011, he served as Senior Vice President and General Manager for Mindspeed’s high performance analog division, and from October 2006 to November 2007 he served as Mindspeed’s Vice President of Marketing and Applications. Since 1990, Mr. Busch has worked in the networking communications industry. His experience also includes business development roles at Analog Devices as well as roles in engineering, sales, marketing and general management at Digital Equipment Corporation, Intel and two start-ups. He earned a Bachelor of Science degree in electrical and computer engineering and a Bachelor of Science degree in biological science from the University of California at Irvine. Mr. Busch received his Masters of Business Administration from Santa Clara University in 1998.

As our Chief Executive Officer, Mr. Busch provides intimate knowledge of our operations that are a vital component of Board discussions, and he leads our strategy discussion, which is reviewed and discussed by the Board. In addition, Mr. Busch’s extensive experience in the technology industry and broad-based customer and partner contacts provide the Board with insight into important issues that we face.

Bruce C. Edwards has served as a director of Emulex Corporation, a premier global provider of advanced storage networking infrastructure solutions (“Emulex”), since May 2000 and serves as Chairman of the Compensation Committee. He also has served on the Board of Semtech Corporation, a supplier of analog and mixed-signal semiconductor products since 2006, and serves as a member of their Compensation Committee. Since 2010, Mr. Edwards has served as a director of Xirrus Corporation, a privately-held provider of high-performance wireless networks, and currently serves as Chairman of its Audit Committee. From February 2005 to November 2007, he served as the Executive Chairman of the Board of Directors of Powerwave Technologies, Inc., a leading designer, manufacturer and supplier of advance coverage and capacity solutions for the wireless communications industry (“Powerwave”). From February1996 until February 2005, Mr. Edwards served as Chief Executive Officer and as a director of Powerwave. Mr. Edwards also served as President of Powerwave from February 1996 to May 2004. Before joining Powerwave, Mr. Edwards served eleven years at AST Research, Inc., a personal computer company, where his last positions were Executive Vice President, Chief Financial Officer and a director. He also served as a director, Chairman of the Audit Committee and member of the Nominating and Governance Committee of SouthWest Water Company, an owner and operator of water and wastewater utilities and related services from August 2009 until SouthWest Water Company was acquired in September 2010.

Mr. Edwards has leadership experience through his past experience as the chairman and chief executive officer of a publicly traded global technology company. His management and operational expertise is accompanied by his experience with the design and manufacturing of technology products and skills relating to financial statements and accounting matters, making him a valuable member of the Board.

Paul F. Folino has been a member of the Board of Directors of Emulex since 1993. Mr. Folino has served in a number of board and executive positions at Emulex including as Emulex’s Executive Chairman of the Board of Directors from September 2006 to November 2011; as Chief Executive Officer from May 1993 to September 2006; and as Chairman of the Board of Directors from 2002 to 2006 and from November 2011 to August 2013. Prior to joining Emulex, Mr. Folino served as President and Chief Executive Officer of Thomas-Conrad Corporation, a manufacturer of local area networking products from 1991 to 1993. He also serves on the Board of Directors of Microsemi Corporation, a designer, manufacturer and marketer of high-performance analog and mixed-signal integrated circuits and high reliability discrete semiconductors; and CoreLogic, Inc., a provider of consumer, financial and property information, analytics and services to business and government, where he serves as Chair of the Compensation Committee. Mr. Folino has a Bachelor of Arts degree from Central Washington State University and a Masters of Business Administration degree from Seattle University.

Mr. Folino’s current experience as director of Emulex and his prior experience as an executive in the technology industry provide him with the skills and qualifications to serve on our Board.

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Hoshi Printer’s background includes four decades of relevant general and financial management experience, including serving as chief financial officer for several technology companies including Autobytel, an online automotive marketplace; Peerless Systems Corporation, an embedded imaging systems company; Neuron Data, developers of high-end, client-server, object- and web-oriented tools; Soane Technologies, an ophthalmic and bioscience business; and Catalytica, developers of environmental technology. From 2005 to 2010, Mr. Printer was a chief financial officer consultant. His clients included Private Access, Inc., a technology company; Avamar Technologies, Inc., a provider of enterprise data storage software; and Path 1 Network Technologies, a provider of television over IP technology to broadcasters. Mr. Printer also has served as the divisional Vice President of Finance for Xerox Corporation. Mr. Printer serves on the board of the Forum for Corporate Directors, a non-profit organization dedicated to enhancing boardroom performance, the board of the National Association of Corporate Directors Chapter, and is the President of the Stanford Graduate School of Business Chapter. Mr. Printer served as the President of the Software Council of Southern California in 2004, and has served on the board of the business college of California State University, Fullerton. Mr. Printer holds a Masters of Business Administration degree from Stanford Graduate School of Business, a Master of Science degree in Industrial Engineering, and Bachelor of Arts degrees in both Electrical and Mechanical Engineering.

Mr. Printer’s financial expertise, exemplified by his background and experience in a number of companies as a senior financial officer, and his broad experience with technology companies make him a valuable asset to the Board and to serve as an audit committee financial expert and Chairman of the Audit Committee.

Required Vote; Recommendation of the Board of Directors

A director nominee must receive the affirmative vote of a majority of the votes cast with respect to that nominee to be elected. In other words, the number of shares voted “for” a director must exceed the number of votes cast “against” that director’s election. Votes cast will exclude abstentions and broker non-votes with respect to that director’s election. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE COMPANY’S FIVE NOMINEES SET FORTH ABOVE.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) as the independent registered public accounting firm for our fiscal year ending June 30, 2014. Squar Milner was the independent registered public accounting firm for our fiscal year ended June 30, 2013. Representatives of Squar Milner are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. Although we are not required to seek stockholder ratification of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm any time during the year if the Audit Committee determines that the change would be in our best interests.

Change in Independent Registered Public Accounting Firm

On December 2, 2011 the Audit Committee notified McGladrey & Pullen, LLP (“McGladrey”) of its decision to dismiss McGladrey as our independent registered public accounting firm. The decision was made as a cost savings measure to reduce our audit fees. The reports of McGladrey on our financial statements for the fiscal years ended June 30, 2010 and June 30, 2011 (“2010-2011 Fiscal Years”) did not contain any adverse opinion or disclaimer of opinion, and were not otherwise qualified as to uncertainty, audit scope or accounting principles. During the 2010-2011 Fiscal Years and from July 1, 2011 through December 2, 2011, there were no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey, would have caused them to make reference thereto in their reports on the financial statements for such years. During the 2010-2011 Fiscal Years and from July 1, 2011 through December 2, 2011, there were no “reportable events” as such term is described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended. McGladrey furnished us with a letter addressed to the SEC stating that it agreed with the above statements. A copy of such letter, dated December 8, 2011, was filed as Exhibit 16.1 to our Current Report on Form 8-K dated December 2, 2011.

On November 30, 2011, the Audit Committee appointed Squar Milner, effective as of December 2, 2011, as its new independent registered public accounting firm to provide auditing and other services to the Company. During the 2010-2011 Fiscal Years and from July 1, 2011 through December 2, 2011, neither the Company nor anyone acting on its behalf consulted with Squar Milner regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of disagreement (as that term is defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to that item) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to the Principal Accountants

During the fiscal years ended June 30, 2013 and 2012, we retained our independent registered public accounting firm, Squar Milner, to provide services in the following categories and amounts:

	Year Ended June 30,
Fee Category	2013	2012
Audit fees	$147,000	$147,500
Audit-related fees	8,500	8,500
Tax fees	–	–
All other fees	–	–
Total fees	$155,500	$156,000

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Audit Fees. Consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our quarterly interim consolidated financial statements, as well as services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements. These fees also include the review of our registration statements on Form S-3 and Form S-8 and certain other related matters such as the delivery of comfort letters and consents in connection with our registration statements.

Audit-Related Fees. Consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” During the fiscal years ended June 30, 2012 and 2013, these fees were related to the audit of our 401(k) employee benefit plan.

Tax Fees. Consist of fees billed for professional services, including tax advice and tax planning and assistance regarding federal, state and international tax compliance and related services.

All Other Fees. There were no fees billed by our independent registered public accounting firms for other services in the fiscal years ended June 30, 2013 and 2012.

Pre-Approval of Services. The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee at least annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management. The Audit Committee may delegate, and has delegated, pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee.

Required Vote; Recommendation of the Board of Directors

The ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent registered public accountants for the fiscal year ending June 30, 2014 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2014.

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PROPOSAL 3

ADVISORY APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, which is described in the section titled “Executive Compensation” in this proxy statement. Accordingly, the following resolution will be submitted for a stockholder vote at the 2013 Annual Meeting:

“RESOLVED, that the stockholders of the Company hereby approve the compensation paid and payable to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion set forth under the section titled ‘Executive Compensation’ in this proxy statement.”

As described in the section titled “Narrative Discussion of Executive Compensation,” our executive compensation program is designed to provide a competitive level of compensation necessary to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance stockholder value. In order to align executive pay with both our financial performance and the creation of sustainable stockholder value, a significant portion of compensation paid to our named executive officers is allocated to performance-based, short- and long-term incentive programs to make executive pay dependent on our performance (or “at-risk”). In addition, as an executive officer’s responsibility and ability to affect the financial results of the Company increases, the portion of his or her total compensation deemed “at-risk” increases. We urge our stockholders to read the Narrative Discussion of Executive Compensation section of this proxy statement which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.

We are requesting stockholder approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Required Vote; Recommendation of the Board of Directors

The advisory approval of the compensation for our named executive officers requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also requires us to submit an advisory resolution to stockholders at least once every six years to determine how frequently they would like to cast a non-binding advisory vote on the compensation of our named executive officers, which we refer to as the “say-on-pay vote.” By voting on this proposal, stockholders may indicate whether they would prefer we include a “say-on-pay vote” in our proxy materials for future annual stockholder meetings (or special stockholder meetings for which we must include executive compensation information in the proxy statement for that meeting) once every one, two or three years.

In voting on this proposal, you should mark your proxy for one, two or three years based on your preference as to the frequency with which a “say-on-pay vote” should be held. If you have no preference you may abstain.

For the reasons described below, the Board recommends that our stockholders select a frequency of every year, or an annual “say-on-pay vote.” The Board believes that an annual “say-on-pay vote” is in alignment with our executive compensation practices, as we review the core elements of our executive compensation program annually. In addition, we are aware of the significant interest in executive compensation matters by investors and the general public, and value and encourage constructive dialogue with our stockholders on these matters. An annual “say-on-pay vote” on executive compensation will allow our stockholders to provide us with their input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

This vote is merely advisory and will not be binding upon the Company or the Board. The Board will carefully consider the outcome of the vote when making future decisions regarding the frequency of “say-on-pay votes” on executive compensation. However, because this vote is advisory and not binding, the Board may decide that it is in the best interest of the Company and its stockholders to hold a “say-on-pay vote” more or less frequently than the alternative that has been selected by our stockholders.

Required Vote; Recommendation of the Board of Directors

The approval of this proposal requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by our stockholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE OF “ONE YEAR” AS THE PREFERRED FREQUENCY OF ADVISORY VOTES ON OUR EXECUTIVE COMPENSATION.

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EXECUTIVE COMPENSATION

Narrative Discussion of Executive Compensation

The following information describes the material elements of compensation for our “named executive officers,” which consist of our principal executive officer and our two other most highly compensated executive officers and should be read together with the compensation tables and related disclosures set forth below. For fiscal 2013, our named executive officers were: Kurt Busch, our Chief Executive Officer; Jeremy Whitaker, our Chief Financial Officer; and Daryl Miller, our Vice President of Engineering.

Compensation Philosophy and Objectives of the Compensation Program

Our executive compensation program is based on principles designed to:

•	attract, motivate and retain top executive talent;

•	align financial interests of executives and stockholders; and

•	pay for performance.

Our compensation philosophy generally targets total compensation between the 25th and 50th percentile of peer companies for both fixed and variable compensation. However, our Compensation Committee’s decisions on target compensation for specific individuals are also influenced by a variety of additional factors, including company and individual performance.

Role of the Compensation Committee

Our Compensation Committee was appointed by our Board, and consists entirely of directors who are independent directors under the Nasdaq Listing Rules, “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee is responsible for, among other things:

•	reviewing and approving our compensation philosophy;

•	reviewing all executive compensation plans and structures, including that of our executive officers and other members of senior management;

•	reviewing the risks arising from our compensation policies;

•	approving the individual compensation for our executive officers and other members of senior management, including our named executive officers;

•	administering our equity incentive plans;

•	approving annual cash incentive program performance metrics as well as payouts thereunder; and

•	reviewing other executive benefit plans, including perquisites.

Our Compensation Committee, in consultation with the outside executive compensation consultant retained by our Compensation Committee, also analyzes the reasonableness of our overall executive compensation package.

How Compensation Decisions Are Made

The Compensation Committee annually determines the compensation levels for our executive officers by considering several factors, including competitive market data, each executive officer’s roles and responsibilities, how the executive officer is performing those responsibilities and our historical financial performance.

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The Compensation Committee makes all decisions for the total direct compensation – that is, base salary, cash incentive awards under our incentive bonus plan and stock-based awards – of our executive officers and other members of our senior management, including the named executive officers. Independent Board members who are not members of the Compensation Committee also participate in Compensation Committee deliberations regarding executive compensation.

At the request of our Compensation Committee, our Chief Executive Officer and other officers may attend meetings of the Compensation Committee or meetings of our Board. The Compensation Committee considers the recommendations from our Chief Executive Officer with respect to executive compensation. In making his recommendations, our Chief Executive Officer receives input from our Chief Financial Officer and Vice President of Human Resources. While our Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in deliberation or determination with respect to his own compensation.

The Compensation Committee also engages independent compensation consultants to assist the Compensation Committee in its duties, including providing advice regarding industry trends and providing benchmarking information relating to the form and amount of compensation provided to executives by companies with which we compete for executive talent and other similarly situated companies.

When considering a proposed compensation package for an executive officer, the Compensation Committee considers the compensation package as a whole, including each element of total compensation. For example, before determining officer compensation, the Compensation Committee reviews, for each executive, each element of compensation paid in the prior fiscal year, including base salary, incentive bonus, and the value of equity awards as well as information regarding equity awards made in prior periods. The Compensation Committee and management use this information to assess the overall effect and long-term implications of compensation decisions, rather than viewing individual decisions in isolation.

Independent Compensation Consultants

The Compensation Committee has the authority to retain independent advisors to assist it in the compensation-setting process and receives adequate funding to engage such advisors. The Compensation Committee has historically engaged the services of an outside independent compensation consultant to provide advice in connection with making executive compensation determinations. The chairman of the Compensation Committee, in consultation with other Compensation Committee members, defines the scope of any consultant’s engagement and related responsibilities.

For fiscal 2013, the Compensation Committee engaged Frederick W. Cook & Co. (“F. W. Cook”), to provide the Compensation Committee with an executive compensation assessment, guidance on an appropriate share authorization proposal for our Amended and Restated 2010 Stock Incentive Plan, and to provide the Compensation Committee with a director compensation assessment. F.W. Cook was not retained to perform any other consulting or advisory services for our management team.

In February 2013, the Compensation Committee engaged Radford Consulting (“Radford”) as its independent adviser for executive compensation matters for fiscal 2014. Radford was retained by the Compensation Committee to assist in the review and development of a peer group to be used for fiscal 2014 compensation decisions, provide an independent review of our executive compensation programs, including an analysis of both the competitive market and the design of the programs and to provide support in the preparation of this proxy statement. The compensation consultants from Radford maintain no other direct or indirect business relationships with us.

Market Comparisons

Historically, the Compensation Committee has reviewed compensation data from peer group companies and industry surveys as an integral component of its executive compensation decision making process. For fiscal 2013 and fiscal 2014, the Compensation Committee reviewed peer group data provided by F.W. Cook and Radford, respectively.

Beginning with its fiscal 2012 executive compensation assessment, F.W. Cook developed a peer group that was designed to reflect our approximate size as well as the relevant market for executive talent. Under this approach, the peer group companies were determined using three screening levels: (1) U.S. publicly traded companies; (2) inclusion in certain industry-specific categories within the general technology sector; and (3) annual revenue between approximately $20 million and $200 million (which resulted in median revenue of approximately $67 million). Our Compensation Committee believes that the use of this methodology produced an appropriate peer group for comparison and one that was large and diverse enough so that the addition or elimination of a limited number of companies would not materially alter the overall analysis.

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This methodology resulted in a peer group that included the following 18 companies which were used for benchmarking purposes for fiscal 2012 and fiscal 2013:

Bigband Networks	CalAmp	Communications Systems
Digi International	Echelon	Interphase
KVH Industries	Meru Networks	Network Equipment
Numerex	PCTEL	Performance Tech
Process Networks	RELM Wireless	Tollgrade Communications
Telular Corp	Tii Network Tech	Zhone Technologies

For fiscal 2014, Radford suggested changes to the peer group criteria based upon our position in our industry and the differing growth rates among the companies in the peer group, as well as to make the peer group more reflective of our business and competitive market for talent. As a result, the Compensation Committee approved the following criteria for our peer group beginning in fiscal 2014: (i) companies in the communications equipment industries; primary focus placed on companies with the 6-digit GICS code 452010; (ii) companies with revenue generally between $20 million and $125 million; and (iii) companies with a market capitalization less than $100 million. As a result of these new criteria, for fiscal 2014 the Compensation Committee added Ambient, Axesstel, and Westell Technologies to the peer group, and removed CalAmp and KVH Industries because those companies did not fall within the established criteria. Network Equipment Technologies, Tii Networks, and Tollgrade Communications were removed from the peer group because they were no longer publicly-traded companies.

The Compensation Committee uses the information supplied in these reports to evaluate the total compensation, as well as each element of compensation, for each executive officer, including the named executive officers. The Compensation Committee believes it is important to review this compensation data because we compete for executive talent and stockholder investment with many of the companies identified in the reports. While the Compensation Committee has determined to target the compensation levels of our executive officers between the 25th and 50th percentile of the composite peer survey data, the Compensation Committee may vary from this general target for various elements of compensation depending on the executive officer’s job performance, skill set, level of responsibilities, prior compensation, business conditions, and our relative relationship to our peers.

Components of Executive Compensation

Our Compensation Committee utilizes three main components for executive officer compensation: base salary, a cash incentive program, and long-term equity-based awards. Our compensation program is designed to balance our need to provide our named executive officers with incentives to achieve our short- and long-term performance goals with the need to pay competitive base salaries.

There is no pre-established policy for allocating between cash and non-cash or short-term and long-term compensation. In determining the allocation each year among base salary, annual incentive bonus, and long-term equity incentive compensation, our Compensation Committee considers the following factors: our short-term and long-term business objectives, competitive trends within our industry, each named executive officer’s current and prior compensation, and the importance of creating a performance-based environment that ties a significant portion of each executive officer’s compensation to the achievement of our performance targets and objectives.

An important guiding principle for our executive compensation program is our belief that it benefits our stockholders for executive management’s compensation to be tied to our current and long-term performance. As a result, at risk compensation makes up a significant portion of our executives’ compensation.

Base Salaries

Base salary is the only element of annual cash compensation not at risk. Base salaries for our executive officers are set with regard to the level of the position within the Company, the individual’s performance in recent periods, and the executive’s potential for continued development within the organization. The base salary levels, and any increases or decreases to those levels, for each executive officer are reviewed and approved each year by our Compensation Committee.

Although salaries are generally targeted at no higher than market median, based on our peer group and relevant compensation survey data, our Compensation Committee may also take into account historical compensation, internal parity with other executives, and special recruiting situations. We believe that providing base salaries generally no higher than the median of our peer group and any broader market survey data provided by our compensation consultants will enable us to remain competitive for qualified executive officers while avoiding paying amounts in excess of what we believe necessary to attract and retain such executive officers. Salaries are reviewed annually and adjusted as warranted in response to updated data regarding comparable market salaries, as well factors such as individual performance and responsibility level.

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In October 2012, based upon a review of peer group survey data provided by F.W. Cook, salary history, internal relativity, the development of business and individual performance evaluations, the Compensation Committee increased the base salaries of each of the named executive officers. After its review, the Compensation Committee approved increases to the base salaries for Messrs. Busch and Whitaker that reflected their performance in their respective positions and addressed their below-competitive position compared to the peer data. The decision with respect to our executive officers, including Mr. Miller, was to provide an increase in base salary consistent with the expected fiscal 2013 percentage increase in salaries for our U.S. employees as a group.

In August 2013, the Compensation Committee reviewed the compensation structure of all named executive officers. Based on a review of peer group survey data provided by Radford, salary history, internal relativity, the development of business and individual performance evaluations, the Compensation Committee decided to increase the base salaries of the named executive officers consistent with the expected fiscal 2014 percentage increase in salaries for our U.S. employees as a group, effective October 1, 2013.

The base salaries for the named executive officers are shown on the following table:

		Base Salary
Name	Title	Fiscal 2012	Fiscal 2013(1)	Fiscal 2014(2)
Kurt Busch	President & CEO	$270,000	$325,000	$330,000
Jeremy Whitaker	Chief Financial Officer	$210,000	$230,000	$234,000
Daryl Miller	VP Engineering	$230,830	$236,000	$241,000

________

(1)	Effective October 1, 2012.

(2)	Effective October 1, 2013.

Annual Cash Incentive Program

In addition to base salaries, our Compensation Committee believes that annual performance-based cash bonuses play an important role in providing incentives to our executive officers to achieve near-term performance goals. To that end, we have established an annual cash bonus program (the “Bonus Program”) in order to align executives’ goals with our financial, strategic and tactical objectives for the current year.

Selected employees, including all of our named executive officers, are eligible to participate in the Bonus Program. Each participant in the Bonus Program is assigned a target annual cash bonus expressed as a percentage of the participant’s base salary or as a fixed amount of cash, the payment of which is conditioned on the achievement of certain performance goals and objectives as outlined in the Bonus Program. Bonuses paid under the Bonus Program, if any, are based upon two semi-annual performance periods, corresponding the first and second half of the fiscal year, respectively (each, a “Performance Period”).

The Compensation Committee typically sets the corporate performance goals during our first and third fiscal quarters, typically at a level the Compensation Committee believes is challenging, but reasonable, for management to achieve. Bonus payouts for all participants are weighted 40% towards the first half of the fiscal year and 60% for the second half of the fiscal year. The payments are weighted more heavily towards the second half of the fiscal year because, while we believe it is beneficial to provide for semi-annual payouts, the Bonus Program is intended to reward full-year performance.

At the end of each Performance Period, the Compensation Committee determines the level of achievement for the specified goals (after making any appropriate adjustments to such goals for the effects of corporate events that were not anticipated in establishing the performance measure such as an acquisition or large divestiture) and awards credit for the achievement of the goal as a percentage of the target bonus. Final determinations as to bonus levels are then based on that percentage.

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Under the Bonus Program, the maximum aggregate amount of bonuses that all participants will be eligible to receive during a Performance Period is limited to 45% of our earnings before interest, taxes, depreciation, amortization, and share-based compensation (“Adjusted EBITDAS”) during the Performance Period (the “Bonus Pool”). If the Bonus Pool during a Performance Period is insufficient to fully fund the bonuses earned during the Performance Period, each participant’s bonus will be ratably reduced.  Actual bonuses are generally paid to the executives in the next quarter following the completion of a Performance Period.

Bonus Program for Fiscal 2013

For fiscal year 2013, the Compensation Committee approved two performance measures for Messrs. Busch and Whitaker. These goals relate to our achieving certain levels of annual revenue and Adjusted EBITDAS. The goals are weighted 60% towards revenue and 40% towards Adjusted EBITDAS. The Compensation Committee believes revenue and Adjusted EBITDAS to be good indicators of our success given the market in which we compete and are measures that management can easily track and communicate to employees throughout the applicable Performance Period.

For all other participants, including Mr. Miller, in addition to the goals relating to our achieving certain levels of annual revenue and Adjusted EBITDAS, bonus determinations took into account our achievement towards goals established by the Compensation Committee relating to certain corporate MBOs, or management by objectives, and the individual participant’s performance in relation to personal MBOs. These goals are weighted 40% towards revenue, 30% towards Adjusted EBITDAS and 30% towards corporate and personal MBOs.

The schedule below shows the award guidelines for the 2013 awards for named executive officers as a percentage of 2013 base salary:

		Target Bonus		Incentive Mix
Name	2013 Base Salary(1)	% of Salary	Dollars	Revenue	Adjusted EBITDAS	MBOs	Fiscal 2013 Bonus Paid
Kurt Busch	$325,000	60%	$195,000	60%	40%	–	$10,597
Jeremy Whitaker	$230,000	40%	$92,000	60%	40%	–	$5,224
Daryl Miller	$236,000	30%	$70,800	40%	30%	30%(2)	$5,784

________

(1)	Reflects base salaries as of June 30, 2013.

(2)	For Mr. Miller, the MBO portion of the potential bonus is weighted 67% towards corporate MBOs and 33% towards personal MBOs.

Under the Bonus Program formula for fiscal 2013, payouts based upon revenue and Adjusted EBITDAS performance could range from zero to 200% of target depending on the level of our performance. The bonuses earned by the named executive officers for fiscal 2013 resulted from our achieving 97.4% of the revenue target for the first half of fiscal 2013, which resulted in a 69% payout of the revenue-based portion of the first half bonus. In addition, Mr. Miller earned 100% of the MBO portion of his bonus for the first half of fiscal 2013. Actual payments were reduced pro rata because the Bonus Pool was capped at 45% of Adjusted EBITDAS. No bonuses were earned in the second half of fiscal 2013, because we did not achieve positive Adjusted EBITDAS.

Bonus Program for Fiscal 2014

On August 22, 2013, the Compensation Committee also approved performance goals and a bonus formula under the Bonus Program for the first half of fiscal year 2014, which ends on December 31, 2013. The Compensation Committee designated each of the named executive officers as participants in the Bonus Program. The Compensation Committee also designated other employees who are not named executive officers as Bonus Program participants for fiscal year 2014.

For fiscal year 2014, the Compensation Committee approved two performance measures for Messrs. Busch and Whitaker. These goals relate to our achieving certain levels of annual revenue and Adjusted EBITDAS. The fiscal 2013 revenue and Adjusted EBITDAS targets were based on and are consistent with our annual operating plan approved by our Board. For Messrs. Busch and Whitaker, the goals are weighted 60% towards revenue and 40% towards Adjusted EBITDAS.

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For all other participants, including Mr. Miller, in addition to the goals relating to the Company achieving certain levels of annual revenue and Adjusted EBITDAS, bonus determinations will take into account our achievement towards goals established by the Compensation Committee relating to certain corporate MBOs and the individual participant’s performance in relation to personal MBOs. These goals are weighted 40% towards revenue, 30% towards Adjusted EBITDAS and 30% towards corporate and personal MBOs.  The Compensation Committee expects to establish performance goals for the second half of fiscal year 2014 in the first quarter of calendar year 2014. The Compensation Committee expects to use the same or similar performance metrics in the second half of fiscal year 2014.

The actual bonuses payable for fiscal year 2014, if any, will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Compensation Committee. Under the Bonus Program formula for fiscal 2014, we must achieve 100% of a relevant performance target for employees to be entitled to a 100% target payout with respect to that performance target. Payouts based upon revenue and Adjusted EBITDAS performance could range from zero to 200% of target depending on the level of our performance, subject to the size of the Bonus Pool.

In addition, the Compensation Committee retains discretion to reduce or eliminate or otherwise adjust the bonus that otherwise would be payable based on actual performance. In addition, the Compensation Committee retains the discretion to exclude one-time non-recurring expenses in calculating the extent to which Adjusted EBITDAS is achieved.

The table below shows the award guidelines for the fiscal 2014 awards for the named executive officers:

		Target Bonus		Incentive Mix			Maximum Payout
Name	2014 Base Salary(1)	% of Salary	Dollars	Revenue	Adjusted EBITDAS	MBOs	% of Salary	Dollars
Kurt Busch	$330,000	65%	$214,500	60%	40%	–	130%	$429,000
Jeremy Whitaker	$234,000	50%	$117,000	60%	40%	–	100%	$234,000
Daryl Miller	$241,000	35%	$84,350	40%	30%	30%(2)	60%	$143,395

________

(1)	Reflects base salaries effective October 1, 2013.

(2)	For Mr. Miller, the MBO portion of the potential bonus is weighted 67% towards corporate MBOs and 33% towards personal MBOs.

For fiscal 2014, our Compensation Committee increased the bonus targets under the Bonus Program for the named executive officers. This was done to continue to target total cash compensation for our named executive officers between the 25th and 50th percentile of our peer group while increasing the percentage of total cash compensation that is “at risk”.

Equity Awards

We believe that providing a significant portion of our executive officers’ total compensation package in equity awards aligns the incentives of our executives with the interests of our stockholders and with our long-term success. By compensating our executives with our equity, executives receive a stake in our financial future and the gains realized in the long term depend on the executives’ ability to drive our financial performance. Equity incentive awards are also a useful vehicle for attracting and retaining executive talent in a competitive market.

Our Compensation Committee develops its equity award determinations based on its judgment as to whether the total compensation packages provided to our executive officers, including prior equity awards and the level of vested and unvested equity awards then held by each participating officer, are sufficient to retain, motivate, and adequately reward the executive officers. This judgment is based in part on information provided by benchmarking studies as well as guidance from our compensation advisors. In addition, our Compensation Committee considers the accounting costs that will be reflected in our financial statements when establishing the forms of equity to be granted and the size of the grants as well as the potential dilution associated with the equity awards.

We grant equity awards through our Amended and Restated 2010 Stock Incentive Plan (the “Plan”). Our Compensation Committee administers the Plan and establishes the rules for all awards granted thereunder, including grant guidelines, vesting schedules, and other provisions. We have typically used two forms of equity for long-term equity incentive compensation for our executive officers: time-vested stock options and time-vest restricted stock units (“RSUs”). The Compensation Committee continually evaluates its equity compensation program to determine whether to issue either RSUs, stock options or a combination thereof. During fiscal 2013, all equity awards granted by the Compensation Committee were in the form of stock options. The Company did not grant any RSUs during fiscal 2013, and there are no RSUs outstanding at this time. Our Compensation Committee may in the future adjust the mix of equity award types or approve different awards as part of the overall long-term incentive award.

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Stock options are granted at fair market value with an exercise price equal to the closing price of our common stock on the Nasdaq Stock Market on the date of grant. Stock options generally have a seven-year maximum contractual term. Options granted to employees, including our named executive officers, typically vest over four years.

Stock options are generally granted at regularly-scheduled meetings of the Compensation Committee that coincide with regular Board meetings. We have no practice of timing grants of stock options or RSUs to coordinate with the release of material non-public information, and we have not timed the release of material non-public information for the purpose of affecting the value of named executive officer compensation. In addition, the Compensation Committee has delegated authority to the Chief Executive Officer to grant options between regularly scheduled meetings to provide stock options to newly-hired employees, other than executive officers and employees directly reporting to the Chief Executive Officer. The Compensation Committee reviews these awards at its quarterly meetings.

Employment Agreements

We do not have fixed term employment agreements with any of our employees, including the named executive officers. Messrs. Busch and Whitaker are each a party to an agreement with the Company that provides cash payments and acceleration of certain equity awards in certain circumstances that result in termination of employment. A description of the terms of the agreements with the named executive officers can be found below under the caption “Severance and Change in Control Arrangements with Named Executive Officers.” These agreements are intended to encourage retention and to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives’ own employment.

Benefits

All of our executive officers are eligible to participate in our employee benefit plans, including medical, dental, life insurance, and 401(k) plans. Our executive officers are also eligible to participate in our 2013 Employee Stock Purchase Plan and our Patent Award Program, under which employees can receive cash awards of up to $9,000 in connection with the filing, commercialization and issuance of patents relating to employee inventions. These plans are available to all of our employees and do not discriminate in favor of executive officers. It is our policy to not extend significant perquisites to executives that are not broadly available to our other employees. In designing these elements, we seek to provide an overall level of benefits that is competitive with that offered by similarly situated companies in the markets in which we operate based upon our general understanding of industry practice.

Clawback Policy

Our Compensation Committee has adopted an executive compensation recovery policy regarding the adjustment or recovery of incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Under the policy, we have the right to recover excess compensation received by an executive officer based on erroneous data to the extent that there has been fraud or misconduct by that executive officer which significantly contributed to the restatement of financial results.

Impact of Tax and Accounting

As a general matter, our Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by us. However, while structuring compensation programs that result in more favorable tax and financial reporting treatment is a general principle, our Compensation Committee balances these goals with other business needs that may be inconsistent with obtaining the most favorable tax and accounting treatment for each component of compensation.

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Risk Management Considerations

The Compensation Committee reviews an annual compensation plan risk assessment provided by management. This assessment includes a review of each cash and equity incentive compensation plan within the Company, a discussion on potential risks, and a review of any process controls for effective plan administration. The Compensation Committee believes it has implemented an executive compensation program that provides our named executive officers with incentives to drive business and financial results, but not in a manner that encourages excessive or unnecessary risk taking behaviors for the following reasons:

•	We structure our pay to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both short- and long-term corporate performance. For short-term performance, our cash bonus is awarded based on revenue and Adjusted EBITDAS targets and, in certain cases, performance with respect to corporate and personal MBOs. For long-term performance, our stock option awards generally vest over four years and are only valuable if our stock price increases over time. We feel that these variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

•	Because Adjusted EBITDAS is a key performance measure for determining incentive payments all incentives are capped at 45% of our Adjusted EBITDAS, we believe our executives are encouraged to take a balanced approach that focuses on corporate profitability. If we are not profitable at a reasonable level, there are no payouts under the bonus program.

•	We cap our cash bonuses, which we believe also mitigates excessive risk taking. Even if the company dramatically exceeds its revenue and Adjusted EBITDAS targets, bonus payouts are limited. Conversely, we have a cap that limits incentive payments to 45% of our Adjusted EBITDAS so that profitability below a certain level does not permit bonus payouts.

•	We believe that our focus on revenue and Adjusted EBITDAS (through our cash bonus program) and stock price performance (through our equity compensation program) provides a check on excessive risk taking. That is, even if our executives could inappropriately increase Adjusted EBITDAS by excessive expense reductions or by abandoning less profitable revenue sources, this would harm revenue and be detrimental to the Company in the long run and could ultimately harm our stock price and the value of their equity awards. Likewise, if our executives were to add revenue sources at low margins in order to meet revenue targets and create a higher growth company multiple and increased stock prices, it could decrease Adjusted EBITDAS and the likelihood and value of their cash bonus payments.

•	Our bonus program has been structured around revenue and Adjusted EBITDAS for several years, and we have seen no evidence that it encourages unnecessary or excessive risk taking.

Stock Ownership Requirements

The Board has historically encouraged its members and members of senior management to acquire and maintain stock in the Company to link the interests of such persons to the stockholders. On November 12, 2012, the Board adopted stock ownership guidelines for the non-employee directors of the Company. Under the guidelines, our non-employee directors are each expected to own shares of our common stock with a value equal to three times the annual cash retainer for non-employee directors. Progress toward the achievement of these ownership guidelines will be based upon the purchase price paid by the non-employee director to acquire the shares of our common stock. The guidelines provide that non-employee directors are expected to establish the minimum ownership levels within five years of adoption of the guidelines (or within five years of appointment as a new non-employee director of the Company). Neither the Board nor the Compensation Committee has established stock ownership guidelines for other members of the Board or the executive officers of the Company.

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Securities Trading Policy/Hedging Prohibition

Our Insider Trading Policy prohibits directors, officers, and other employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price) and hedging transactions, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to ensure compliance with all insider trading rules.

Summary Compensation Table

The following table summarizes, for the fiscal years indicated, the compensation of our named executive officers:

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Kurt Busch	2013	311,438	133,350	10,597	(2)	1,690	(3)	457,075
President & CEO	2012	230,795	428,085	67,890	(4)	3,465	(5)	730,234

Jeremy Whitaker	2013	225,000	53,340	5,224	(2)	1,541	(6)	285,105
CFO	2012	157,644	61,710	46,203	(4)	1,190	(7)	266,747

Daryl Miller	2013	233,418	26,670	5,784	(2)	19,500	(8)	285,372
Vice President of Engineering

________

(1)	The dollar value of options shown represents the grant date fair value determined in accordance with FASB ASC Topic 718 pursuant to the Black-Scholes option pricing model, without any adjustment for estimated forfeitures. For a discussion of the valuation assumptions used in the calculations, see Note 4 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our fiscal 2013 Form 10-K.

(2)	The amounts shown represent incentive payments earned for fiscal 2013 performance under our Fiscal 2013 Performance Bonus Plan.

(3)	Amount for fiscal 2013 represents life insurance premiums in the amount of $1,690.

(4)	The amounts shown represent incentive payments earned for fiscal 2012 performance under our Fiscal 2012 Performance Bonus Plan.

(5)	Amount for fiscal 2012 represents life insurance premiums in the amount of $1,465 and a bonus of $2,000 under our patent bonus award program.

(6)	Amount for fiscal 2013 represents life insurance premiums in the amount of $1,541.

(7)	Amount for fiscal 2012 represents life insurance premiums in the amount of $1,190.

(8)	Amount for fiscal 2013 represents tuition reimbursement in the amount of $10,500 and bonuses totaling $9,000 under our patent bonus award program.

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Outstanding Equity Awards at 2013 Fiscal Year End

The following table provides information concerning outstanding equity awards held by our named executive officers as of June 30, 2013.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Grant Date	Option Exercise Price ($)	Option Expiration Date
Kurt Busch	–	100,000	(1)	8/23/2012	$2.03	8/23/2019
	160,417	189,583	(1)	8/23/2011	$1.94	8/23/2018

Jeremy Whitaker	–	40,000	(1)	8/23/2012	$2.03	8/23/2019
	24,063	30,937	(1)	9/26/2011	$1.77	9/26/2018

Daryl Miller	–	20,000	(1)	8/23/2012	$2.03	8/23/2019
	14,547	18,703	(1)	9/9/2011	$1.63	9/9/2018
	9,125	5,475	(1)	12/15/2010	$3.45	12/15/2017
	19,160	6,387	(2)	9/1/2009	$2.34	9/1/2019
	30,000	–	(3)	2/29/2008	$4.32	2/28/2018
	1,666	–	(4)	11/19/2007	$5.88	11/19/2017
	5,009	–	(1)	2/22/2007	$10.14	2/22/2017
	4,500	–	(1)	2/14/2006	$13.02	2/14/2016
	6,666	–	(1)	1/4/2005	$6.84	1/4/2015
	5,000	–	(1)	12/16/2003	$7.56	12/16/2013
	1,666	–	(1)	7/28/2003	$4.86	7/28/2013

________

(1)	Twenty-five percent (25%) of the shares subject to this option vest on the one-year anniversary of the grant date, and the remaining shares vest on a monthly basis thereafter for a period of 36 months, such that 100% of the shares subject to this option will be fully vested as of the four-year anniversary of the grant date.

(2)	Twenty-five percent (25%) of the shares subject to this option vest on the each annual anniversary of the grant date, such that 100% of the shares subject to this option will be fully vested as of the four-year anniversary of the grant date.

(3)	Thirty percent (30%) of the shares subject to this option vested on each of the first two annual anniversaries of the grant date, and the remaining forty percent (40%) vested on the three-year anniversary of the grant date.

(4)	This option became fully vested upon the satisfaction of certain performance criteria.

Severance and Change in Control Arrangements with Named Executive Officers

None of our named executive officers has an employment agreement specifying a term of employment, and their employment may be terminated at any time. However, the Company has entered into severance agreements with two of its named executive officers, Kurt Busch, its President and Chief Executive Officer, and Jeremy Whitaker, its Chief Financial Officer, that provide certain severance benefits upon the termination of their employment under certain prescribed circumstances. Although there are some differences in benefit levels between the two agreements, the basic elements of the agreements for Messrs. Busch and Whitaker are comparable. The agreements are summarized below.

Covered Terminations

Under the severance agreements, Messrs. Busch and Whitaker are eligible for payments if their employment is terminated involuntarily by the Company without “Cause,” as defined in the agreements. The severance agreements also provide “double trigger” severance payments if following a “Change in Control” the employee is terminated involuntarily or resigns for “Good Reason”, each as defined in the agreements.

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Cash Severance Payments

For Mr. Busch, the “double trigger” severance payments payable in the event of a change in control-related termination of employment consist of a lump sum payment equal to nine months base salary plus 40% of nine months base salary if at the time of the change in control our market capitalization is less than or equal to $50 million. If at the time of the change in control our market capitalization is greater than $50 million, Mr. Busch is entitled to receive a lump sum “double trigger” severance payment equal to 24 months base salary plus 80% of base salary in the event of a change in control-related termination of employment. Mr. Busch’s severance payment for involuntary termination without cause absent a change in control is a lump sum payment equal to nine months base salary plus 75% of the bonuses earned by Mr. Busch during the twelve months prior to termination.

For Mr. Whitaker, the “double trigger” severance payments payable in the event of a change in control-related termination of employment consist of a lump sum payment equal to six months base salary if at the time of the change in control our market capitalization is less than or equal to $50 million. If at the time of the change in control our market capitalization is greater than $50 million, Mr. Whitaker is entitled to receive a lump sum “double trigger” severance payment equal to 12 months base salary. Mr. Whitaker’s severance payment for involuntary termination without cause absent a change in control is a lump sum payment equal to six months base salary plus 50% of the bonuses earned by Mr. Whitaker during the twelve months prior to termination.

Equity Acceleration as a Result of Change in Control

The agreements with Messrs. Busch and Whitaker also provide for the acceleration of certain equity awards upon the occurrence of a change in control. Upon their initial hiring, Messrs. Busch and Whitaker were each granted an incentive stock option to purchase shares of our common stock in the following amounts: 350,000 options with an exercise price of $1.94 per share for Mr. Busch and 55,000 options with an exercise price of $1.77 per share for Mr. Whitaker. These awards vest at the rate of occur 25% on the first anniversary of the date of grant and ratably each month thereafter for 36 months. Under the severance agreements, the vesting of these options will accelerate upon a change in control, such that they will all become fully vested. As of June 30, 2013, 189,583 and 30,937 of these options remain unvested for Mr. Busch and Mr. Whitaker, respectively.

Unless provided otherwise within each written award agreement, the vesting of all options and RSUs granted under the Plan will accelerate automatically in the event of a “change in control” (as defined in the Plan) effective immediately prior to the consummation of the change in control unless such equity awards are to be assumed by the acquiring or successor entity (or parent thereof) or equity awards of comparable value are to be issued in exchange therefor or the equity awards granted under the Plan are to be replaced by the acquiring entity with other incentives under a new incentive program containing such terms and provisions as the Compensation Committee in its discretion may consider equitable.

Definitions

Under each of the severance benefit agreements the definitions are substantially similar, and provide as follows:

•	“Change in Control” is generally defined as one of the following: (i) the acquisition of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities by any person other than Bernhard Bruscha, TL Investments, or any affiliated party or entity (the “TL Parties”); or (ii) the sale of all or substantially all of the Company’s assets, other than to the TL Parties; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than (A) with the TL Parties or (B) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least seventy percent (70%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

•	“Good reason” is generally defined as: (i) a material change of the affected executive’s title, authority or responsibilities; (ii) the assignment of the executive to duties materially inconsistent with such responsibilities or status; (iii) a reduction of the executive’s base salary, incentive plans or benefits; or (iv) a failure by any successor of the Company to assume the severance agreement.

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•	“Cause” is generally defined to include the executive’s: (i) commission of a crime or possession, use or sale of a controlled substance; (ii) significant neglect or materially inadequate performance of duties; (iii) breach of a fiduciary duty to the Company or its shareholders; (iv) willful breach of a duty in the course of employment; (v) violation of our personnel or business policies; (vi) willful misconduct; (vii) death; or (viii) disability.

Calculation of Potential Payments upon Termination or Change in Control

The following table presents our estimates of the benefits that would become payable under certain specified circumstances to our named executive officers in the event of termination of such executive’s employment or following a change in control of the Company, assuming the termination event had taken place on June 28, 2013.

Name	Trigger	Salary and Bonus ($)(1)	Value of Acceleration of Stock Options ($)(2)	Benefits ($)(3)	Tax Gross Up ($)(3)	Total ($)
Kurt Busch	Termination Without Cause Without Change in Control	302,615	–	–	–	302,615
	Termination Without Cause or Resignation for Good Reason After Change in Control	341,250	–	–	–	341,250
	Death or Disability	–	–	–	–	–

Jeremy Whitaker	Termination Without Cause Without Change in Control	140,714	–	–	–	140,714
	Termination Without Cause or Resignation for Good Reason After Change in Control	115,000	–	–	–	115,000
	Death or Disability	–	–	–	–	–

Daryl Miller	Termination Without Cause Without Change in Control	–	–	–	–	–
	Termination Without Cause or Resignation for Good Reason After Change in Control	–	–	–	–	–
	Death or Disability	–	–	–	–	–

________

(1)	For “Termination Without Cause Without Change in Control” represents: (i) for Mr. Busch, nine months of base salary plus 75% of performance bonuses paid to Mr. Busch in the 12 months prior to June 28, 2013, and (ii) for Mr. Whitaker, six months of base salary plus 50% of the performance bonuses paid to Mr. Whitaker in the 12 months prior to June 28, 2013. For “Termination Without Cause or Resignation for Good Reason After Change in Control” represents: (i) for Mr. Busch, nine months of base salary plus 40% of nine months of base salary, and (ii) for Mr. Whitaker, six months of base salary.
(2)	None of the outstanding stock options held by the named executive officers was in-the-money as of June 28, 2013.
(3)	None of the named executive officers is entitled to Company-paid post-termination benefits or gross ups or reimbursements for income taxes.

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The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. The amounts shown for cash severance and bonus payments reflect base salaries in effect as of June 28, 2013. The amounts shown for accelerated vesting of equity incentive awards reflect the market price of shares of restricted stock that would vest upon termination, based upon the closing price of our common stock on June 28, 2013. The amounts shown in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary and vacation pay and distributions of plan balances under the Lantronix, Inc. 401(k) plan. Each executive officer would also be entitled to any gain attributable to his already-vested equity awards. The named executive officers are not entitled to any severance benefits upon involuntary termination for cause or voluntary termination without cause.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee of the Board of Directors performs general oversight of our financial accounting and reporting process, system of internal controls, audit process and the process for monitoring compliance with laws and regulations and our Code of Conduct. The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accountants. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Our management has responsibility for preparing our financial statements and implementing our financial reporting process, including our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, and has the primary responsibility for assuring their accuracy, effectiveness and completeness. Our independent registered public accountants, Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”), are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The Audit Committee meets periodically with the independent registered public accountants, with and without management present, to discuss the results of the independent registered public accountants’ examinations and evaluations of our internal controls and the overall quality of our financial reporting, and, as appropriate, initiates inquiries into various aspects of our financial affairs.

The members of the Audit Committee necessarily rely on the information or documentation provided to them by, and on the representations made by, management or other employees of the Company, the independent registered public accounting firm, and/or any consultant or professional retained by the Audit Committee, the Board of Directors, management or by any committee of the Board of Directors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied U.S. generally accepted accounting principles (“GAAP”) appropriately or maintained appropriate internal controls and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of the financial statements have been carried out in accordance with the standards of the U.S. Public Company Accounting Oversight Board, or PCAOB, or that the financial statements are presented in accordance with U.S. GAAP.

The Audit Committee of the Board of Directors currently consists of three directors, all of whom qualify as “independent” and meet the other requirements under the current Nasdaq listing standards and SEC rules regarding audit committee membership: Mr. Printer, who serves as Chairman, Mr. Bruce Edwards, and Mr. Paul Folino. Mr. John Rehfeld served on the Audit Committee from July 1, 2011 until November 12, 2012, when he retired from the Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors, the current version of which is available on our website at www.lantronix.com. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

The members of the Audit Committee took the following actions in fulfilling its oversight responsibilities:

(1)	reviewed and discussed the annual audited financial statements and the quarterly results of operations with management, including a discussion of the quality and the acceptability of our financial reporting and controls as well as the clarity of disclosures in the financial statements;

(2)	discussed with Squar Milner the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

(3)	received from Squar Milner written disclosures and the letter from Squar Milner as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Squar Milner its independence; and

(4)	based on the review and discussion referred to in (1) through (3) above, recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, for filing with the SEC.

Audit Committee

Hoshi Printer, Chairperson
Bruce Edwards
Paul Folino

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OTHER INFORMATION

Policies and Procedures with Respect to Related Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest.

Our Audit Committee charter requires that members of the Audit Committee review and approve all related party transactions. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which:

—	we are a participant;

—	the amount involved exceeds $120,000; and

—	an executive officer, director or director nominee, or any person who is known to be the beneficial owner of more than 5% of our common stock, or any person who is an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock had or will have a direct or indirect material interest.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Conduct. Under our Code of Conduct, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.

All related party transactions shall be disclosed in our applicable filings with the SEC as required under SEC rules.

Related Party Transactions

Two international customers of the Company, Barix AG and Lynx IT-Systeme GmbH, are related parties due to common ownership by Bernhard Bruscha, our largest stockholder and current member of the Board. Mr. Bruscha is the 100% owner of TL Investment GmbH (“TLI”), as well as 100% owner of technovest alpha GmbH. TLI owns 78.62% of the voting rights in transtec AG and technovest alpha GmbH owns 32.67% of the voting rights in Barix AG. Lynx IT-Systeme GmbH is a wholly owned subsidiary of transtec AG. Together these two customers accounted for, in the aggregate, approximately 2% of our net revenue for both the 2013 and 2012 fiscal years, or approximately $1.1 million and $865,000, respectively.

No director, officer, affiliate of the Company or record or beneficial owner of more than 5% of the Common Stock or any associate of such person, is a party adverse to the Company or any of its subsidiaries in any material pending legal proceeding or has a material interest adverse to the Company or any of its subsidiaries in any such proceeding.

Indemnification and Insurance

Pursuant to our Amended and Restated Certificate of Incorporation and Bylaws, the Company indemnifies its directors and officers to the fullest extent permitted by law. The Company has also entered into indemnification agreements with each of its directors and executive officers contractually committing the Company to provide this indemnification to him or her.

Annual Report on Form 10-K

The Company will furnish without charge to each person whose proxy is solicited upon the written request of such person a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, as filed with the SEC, including the financial statements and financial statement schedules (upon request, exhibits thereto will be furnished subject to payment of a specified fee). Requests for copies of such report should be directed to: Lantronix, Inc., Attention, Corporate Secretary, 167 Technology Drive, Irvine, California 92618.

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Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549 or at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and through our website at www.lantronix.com.

If you would like to inquire about stock transfer requirements, lost stock certificates or change of stockholder address, please call our transfer agent, Computershare Shareowner Services LLC at (877) 854-4580. You may also visit their web site at www.computershare.com for step-by-step transfer instructions.

By Order of the Board of Directors, /s/ Kurt E. Scheuerman
Irvine, California	Kurt E. Scheuerman
October 15, 2013	Vice President, General Counsel and Secretary

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LANTRONIX, INC. 167 Technology Drive Irvine, CA 92618

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the out-of-date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59

P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,

Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Directors Nominees	☐	☐	☐	______________

01 Bernhard Bruscha   02 Kurt Busch   03 Bruce C. Edwards   04 Paul F. Folino   05 Hoshi Printer

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2 To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as Lantronix' independent registered public accountants for the fiscal year ending June 30, 2014.	☐	☐	☐
3 Advisory approval of the compensation of Lantronix' named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain
4 Advisory vote to recommend conducting an advisory vote on executive compensation every one, two or three years.	☐	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

0000186126_1   R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are

available at www.proxyvote.com .

LANTRONIX, INC.

2013 Annual Meeting of Stockholders

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF LANTRONIX, INC.

The undersigned stockholder(s) of LANTRONIX, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 15, 2013, and hereby appoints Kurt Busch and Jeremy Whitaker, or either of them, proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Lantronix, Inc. (the "Annual Meeting") to be held on November 19, 2013 at 9:00 a.m., local time, at Lantronix' Corporate Headquarters, 167 Technology Drive, Irvine, CA 92618, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, on the matters set forth on the reverse side and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting or at any adjournment or postponement there of, with all powers which the undersigned would possess if present at the Annual Meeting.

THE PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED: (1) “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR; (2) “FOR” THE RATIFICATION OF SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING ON JUNE 30, 2014; (3) “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF LANTRONIX’ NAMED EXECUTIVE OFFICERS; AND (4) “ONE YEAR” ON THE ADVISORY VOTE REGARDING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side